Exhibit 99.1

ADMA Biologics Advances Plasma Collection Center Expansion Plans with Opening of New Facility in Myrtle Beach, SC

ADMA Now Collects Plasma from Six Vertically Integrated Centers with Three Additional Facilities Under Construction

RAMSEY, N.J., BOCA RATON, FL and Myrtle Beach, SC – November 16, 2021 – ADMA Biologics, Inc. (NASDAQ: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, announced the commencement of operations and initiation of donor plasma collections at its newest ADMA BioCenters location in Myrtle Beach, South Carolina.

“ADMA continues to successfully advance its ADMA BioCenters expansion strategy, and in doing so, we believe is well-positioned to ensure continuity of plasma supply to support the significant revenue growth targets for the Company’s commercial Immune Globulin (IG) portfolio,” said Adam Grossman, President and Chief Executive Officer of ADMA. “With the opening of this Myrtle Beach plasma collection center, ADMA currently collects plasma from six centers and three additional centers are under construction.  The Company remains on track to have 10 or more plasma collection centers licensed by the United States Food and Drug Administration (“FDA”) by year-end 2023, which we believe will support source plasma supply self-sufficiency as well as sustained quarter-over-quarter revenue growth,” concluded Mr. Grossman.

ADMA BioCenters’ newest, state-of-the-art plasma collection center located in Myrtle Beach, South Carolina features automated registration, Haemonetics’ Persona® plasma collection solution for the NexSys PCS® system designed to shorten the donation process and increase collection yields, free Wi-Fi wireless network in the donor collection area, individual flat-screen TVs with cable at each donor station, and highly trained and certified staff who put donor comfort and safety first. At full capacity, the center expects to maintain a staff of up to 50 highly trained healthcare workers.  Pursuant to updated FDA direction to obtain approval for plasma collection centers, sponsors are now required to collect plasma donations for three months prior to submitting a Biologics License Application (“BLA”) filing.  Accordingly, ADMA expects to file its BLA for the Myrtle Beach, South Carolina plasma collection facility in approximately three months and anticipates a standard 12-month BLA review period by the FDA. In the meantime, ADMA is permitted to collect plasma donations at this site and, once the site is FDA approved, ADMA can utilize the plasma collected for further use in the manufacturing of life saving therapies.

To learn more about the ADMA BioCenters donation process, and to schedule an appointment, please visit: www.admabiocenters.com, or visit in person at:  1100 A Legends Rd, Myrtle Beach, SC 29579.

About ADMA BioCenters

ADMA BioCenters operates FDA-licensed facilities specializing in the collection of human plasma used to make special medications for the treatment and prevention of certain infectious diseases. Managed by a team of experts who have decades of experience in the specialized field of plasma collection, ADMA BioCenters provides a safe, professional and pleasant donation environment. ADMA BioCenters strictly follows FDA new regulations and guidance and enforces current good manufacturing practices (“cGMP”) in all of its facilities. For more information about ADMA BioCenters, please visit www.admabiocenters.com.

About ADMA Biologics, Inc. (ADMA)

ADMA Biologics is an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three FDA-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-licensed source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents: 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

About Haemonetics

Haemonetics (NYSE: “HAE”) is a global healthcare company dedicated to providing a suite of innovative medical products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Its technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com. Persona®, a proprietary, patented solution built upon Haemonetics’ NexSys PCS® platform, tailors plasma collections to each donor’s individual characteristics and is clinically shown to yield +9% to 12% (based on baseline device, software configuration and donor population) more plasma per donation on average to maximize both cost-efficient output and patient impact from plasma collection centers. To learn more about Haemonetics, visit www.haemonetics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about ADMA Biologics, Inc. and its subsidiaries (“we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “anticipate,” “intend,” “target,” “plan,” “expect,” “believe,” “will,” “is likely,” “will likely,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about ADMA’s future results of operations; plasma supply self-sufficiency; the strategic value of our ADMA Biocenters; yield enhancement resulting from the Persona® technology implementation; expansion plans and the goal of opening ten or more plasma collection centers approved by year-end 2023; timing relating to the filing, and review period, of a Biologics License Application for the Myrtle Beach, South Carolina facility and the number of employees at such location; and the use of plasma collected at the Myrtle Beach, South Carolina facility for production of immunoglobulin products. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:
Skyler Bloom
Director, Investor Relations and Corporate Strategy | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com